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                                                                     Exhibit 4.2

                                    AMENDMENT

                                       TO
                            SECURITYHOLDERS AGREEMENT
                            -------------------------

         This Amendment is made as of this 1st day of May, 2002 by and among Aurora Foods Inc. (the "Company"), Fenway Partners Capital Fund, L.P., Fenway Partners Capital Fund II, L.P., FPIP LLC, FPIP Trust, LLC (collectively "Fenway"), McCown DeLeeuw & Co. III, L.P., McCown DeLeeuw & Co. III (Europe), L.P., McCown DeLeeuw & Co. III (Asia), L.P., Gamma Fund LLC, McCown DeLeeuw & Co. IV, L.P., McCown DeLeeuw & Co. IV Associates, L.P., Delta Fund LLC (collectively, "MDC"), UBS Capital LLC ("UBS") and Gloriande (Luxemberg) S.A.R.L., an affiliate of Tiger Oats Limited ("Tiger").

         The parties agree as follows:

1. Securityholders Agreement; Definitions. This Amendment amends the Securityholders Agreement dated as of April 8, 1998 among the parties named therein, as amended on June 30, 1999, February 18, 2000, and September 19, 2000 (as in effect prior to giving effect to this Amendment, the "Securityholders Agreement"). Terms defined in the Securityholders Agreement as amended hereby (the "Amended Securityholders Agreement") and not otherwise defined herein are used with the meanings so defined.

2. Amendment of Section 11.2. Section 11.2 of the Securityholders Agreement is hereby amended by changing the following definition to read in its entirety as follows:

                  "Registrable Securities" shall mean (i) all shares of Common Stock or other securities of the Public Company held by any party hereto as a result of such party's interest in New LLC, MBW LLC or VDK LLC other than Management Securities, (ii) Management Securities, (iii) all shares of Common Stock issuable upon conversion of the Series A Preferred Stock of the Company issued pursuant to the Securities Purchase Agreement dated as of September 8, 2000 by and among the Company and the Purchasers listed on Schedule A thereto (the "Purchasers"), and all shares of Common Stock issuable to the Purchasers upon conversion of the Series A Preferred Stock of the Company issued as dividends to the Purchasers, (iv) all shares of Common Stock issuable upon exercise of the Warrants of the Company issued pursuant to the Warrant Issuance Agreement dated as of May 1, 2002 by and among the Company and the other parties thereto and (v) all shares of Common Stock or other securities directly or indirectly issued or issuable with respect to the securities referred to in clauses (i),
                  (ii), (iii) and (iv) above by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation, incorporation of a limited liability company or other reorganization, other than securities transferred pursuant

                                       -1-

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                  to Sections 3.2 or 3.3 hereof. As to any particular
                  Registrable Securities, such shares shall cease to be Registrable Securities when (a) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (b) such securities shall have been distributed to the public pursuant to Rule 144 (or any successor provision) under the Securities Act, (c) for purposes of Sections 6.1 and 6.2, with respect to any Registrable Securities that any holder and its Affiliates shall otherwise be entitled to include in a registration statement pursuant to Sections 6.1 or 6.2, when such securities may be distributed without volume limitation or other restrictions on transfer under Rule 144 (including without application of paragraphs (c), (e) (f) and (h) of Rule 144), provided that this clause (c) shall have no applicability if such securities represent more than 2% of the outstanding Common Stock of the Public Company, or (d) such securities shall have ceased to be outstanding.

3. General. The Amended Securityholders Agreement is hereby confirmed as being in full force and effect. This Amendment and the Amended Securityholders Agreement constitute the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior and current understandings and agreements, whether written or oral. This Amendment may be executed in any number of counterparts, which together shall constitute one instrument, and shall bind and inure to the benefit of the parties and their respective successors and assigns. This Amendment shall be governed by and construed in accordance with the laws (other than the conflict of law rules) of the State of Delaware.

                  [Remainder of Page Intentionally Left Blank]

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         IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

                            AURORA FOODS INC.

                            By:  /s/ James T. Smith
                                 -------------------------------------------
                                 Name:   James T. Smith
                                 Title:  Chairman of the Board, President and
                                         Chief Executive Officer

                            FENWAY PARTNERS CAPITAL FUND, L.P.

                            By:  Fenway Partners, L.P., its General Partner

                                  By:  Fenway Partners Management, Inc. its
                                       General Partner

                            By:  /s/ Andrea Geisser
                                 --------------------------------------------
                                 Name:   Andrea Geisser
                                 Title:  Managing Director

                            By:  /s/ Peter Lamm
                                 --------------------------------------------
                                 Name:   Peter Lamm
                                 Title:  Managing Director

                            FPIP LLC

                            By:  Fenway Partners, Inc., its Manager

                            By:  /s/ Andrea Geisser
                                 --------------------------------------------
                                 Name:   Andrea Geisser
                                 Title:  Managing Director

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                            FPIP TRUST, LLC

                            By:  Fenway Partners, Inc., its Manager

                            By:  /s/ Andrea Geisser
                                 --------------------------------------------
                                 Name:   Andrea Geisser
                                 Title:  Managing Director

                            FENWAY PARTNERS CAPITAL FUND II, L.P.

                            By:  Fenway Partners II, L.L.C., its General Partner

                            By:  /s/ Andrea Geisser
                                 ---------------------------------------------
                                 Name:   Andrea Geisser
                                 Title:  Managing Director

                            By:  /s/ Peter Lamm
                                 ---------------------------------------------
                                 Name:   Peter Lamm
                                 Title:  Managing Director

                            McCOWN DeLEEUW & CO. III, L.P.

                            By:  MDC Management Company III, L.P.,
                                 its General Partner

                            By:  /s/ David E. De Leeuw
                                 ---------------------------------------------
                                 Name:   David E. De Leeuw
                                 Title:  Managing Member

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                            McCOWN DeLEEUW & CO. III (Europe), L.P.

                            By:  MDC Management Company III, L.P.,
                                 its General Partner

                            By:  /s/ David E. De Leeuw
                                 ---------------------------------------------
                                 Name:   David E. De Leeuw
                                 Title:  Managing Member

                            McCOWN DeLEEUW & CO. III (Asia), L.P.

                            By:  MDC Management Company IIIA, L.P.,
                                 its General Partner

                            By:  /s/ David E. De Leeuw
                                 ---------------------------------------------
                                 Name:   David E. De Leeuw
                                 Title:  Managing Member

                            GAMMA FUND LLC

                            By:  /s/ David E. De Leeuw
                                 ---------------------------------------------
                                 Name:   David E. De Leeuw
                                 Title:  Managing Member

                            McCOWN DeLEEUW & CO. IV, L.P.

                            By:  MDC Management Company IV, L.P.
                                 its General Partner

                            By:  /s/ David E. De Leeuw
                                  --------------------------------------------
                                  Name:  David E. De Leeuw
                                  Title: Managing Member

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                            DELTA FUND LLC

                            By:  /s/ David E. De Leeuw
                                 ---------------------------------------------
                                 Name:   David E. De Leeuw
                                 Title:  Managing Member

                            McCOWN DeLEEUW & Co. IV ASSOCIATES, L.P

                            By:  /s/ David E. De Leeuw
                                 ---------------------------------------------
                                 Name:   David E. De Leeuw
                                 Title:  Managing Member

                            UBS CAPITAL LLC

                            By:  /s/ Marc Unger
                                 ---------------------------------------------
                                 Name:   Marc Unger
                                 Title:  Attorney-in-Fact

                            By:  /s/ Justin S. Maccarone
                                 ---------------------------------------------
                                 Name:   Justin S. Maccarone
                                 Title:  Attorney-in-Fact

                            GLORIANDE (LUXEMBOURG) S.A.R.L.

                            By:  /s/ Ian W M Isdale
                                 ---------------------------------------------
                                 Name:   I. W. M. Isdale
                                 Title:  Authorised Signatory